Exhibit 10.3

EXCHANGE AGREEMENT

Between

NEW JERSEY MINING COMPANY

An Idaho Corporation

(“NJMC”)

And

JOHN SWALLOW, MARTIN LANPHERE, LEW WALDE, AND ART GLOVER,

Collectively all the Members of:

IDAHO CHAMPION RESOURCES, LLC

An Idaho limited liability company

(“ICR”)

Dated: December 31, 2013

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the "Agreement") is entered into as of this 31st day of December, 2013, by and between New Jersey Mining Company, an Idaho corporation (“NJMC”) and John Swallow, Martin Lanphere, Lew Walde, and Art Glover, (the “Members”) collectively all the members of Idaho Champion Resources, LLC, an Idaho limited liability company ("ICR”), (collectively the NJMC and the Members are hereinafter referred to as the “Parties”) upon the following Premises:

PREMISES:

WHEREAS, NJMC, is a publicly held corporation organized under the laws of the State of Idaho;

WHEREAS, ICR is a privately-held limited liability company organized under the laws of State of Idaho, owned in its entirety by the Members (membership interests are sometimes referred to here as “units” or “ownership units” or the like);

WHEREAS, ICR has applied to the Internal Revenue Service and has received IRS approval to be taxed as a “C” corporation, rendering the membership interests or ownership units in  IRC the IRS tax-equivalent of “C” corporation stock, and the IRC Members the tax-equivalent of “C” corporation stockholders;

WHEREAS, management of the constituent entities have determined that it is in the best interest of the Parties that NJMC acquire 100% of the issued and outstanding membership units of ICR in exchange for Five Million (5,000,000) common shares of NJMC capital stock (the "Exchange"), of which 5,000,000 common shares will be issued at closing; and,

WHEREAS, the Parties desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated Premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, it is hereby agreed as follows:

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AGREEMENT

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MEMBERS

As an inducement to, and to obtain the reliance of NJMC, except as set forth on the ICR Schedules (as hereinafter defined), the Members of ICR represent and warrant as follows:

Section 1.01

Organization.  ICR   is a limited liability company duly organized, validly existing, and in good standing under the laws of State of Idaho and has the limited liability company power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by  it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business.  Filed with the Secretary of State of Idaho and available as a public record published within its website are complete and correct copies of the certificate of organization of ICR  as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ICR’s certificate of organization or any operating agreement.  ICR has taken all actions required by law, its certificate of organization, or otherwise to authorize the execution and delivery of this Agreement.  ICR has full power, authority, and legal right and has taken all action required by law, its certificate of organization, and otherwise to consummate the transactions herein contemplated.

Section 1.02

Capitalization.  The authorized capitalization of ICR consists of membership units issued to the four Members, all of which membership units are currently issued and outstanding. All issued and outstanding units are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  There membership units are in the following proportions:

Art Glover:           20.000%

Lew Walde:          26.666%

Martin Lanphere:  26.666%

John Swallow:      26.666%

TOTAL:   100.000%

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There are no other membership interests of any class issued and outstanding.

            Section 1.03

Absence of Certain Changes or Events. Except as set forth in this Agreement or the ICR Schedules, since October 21, 2013 there has been no material change in the business and assets of ICR and to the best knowledge of ICR, ICR  has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of ICR.

           Section 1.04

Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ICR  or the Members after reasonable investigation, threatened by or against ICR  or affecting ICR  or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Neither ICR nor its Members have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances that, after reasonable investigation, would result in the discovery of such a default. The Parties acknowledge that the Lessor of the Cox Mining Lease entered into on September 4, 2013, has been engaged in litigation for sometime related to the Sheep Gulch mining road and that if the Lessor is successful in litigating the matter the outcome will inure to the benefit of ICR. ICR has agreed, as part of that certain lease, to assist with the litigation if needed.

Section 1.05

Contracts.

(a)

Except as included or described in the ICR  Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which ICR  is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000));

(b)

To the knowledge of ICR and its Members, all contracts, agreements, franchises, license agreements, and other commitments to which ICR is a party or by which its properties are bound and which are material to the operations of ICR taken as a whole are valid and enforceable by ICR in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

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(c)

Except as set forth in the ICR Schedules, to the knowledge of ICR and its Members ICR is not a party to or bound by, and the properties of ICR are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of ICR; and

(d)

Except as included or described in the ICR  Schedules or reflected in the most recent ICR  balance sheet, ICR  is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which ICR  is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of ICR .

Section 1.06

Material Contract Defaults.  ICR is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of ICR and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ICR  has not taken adequate steps to prevent such a default from occurring.

Section 1.07

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ICR is a party or to which any of its properties or operations are subject.

Section 1.08

Governmental Authorizations.  Except as set forth in the ICR  Schedules, ICR  has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution

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and delivery by ICR or the Members of this Agreement and the consummation by ICR or the Members of the transactions contemplated hereby.

Section 1.09

Compliance With Laws and Regulations.  Except as set forth in the ICR Schedules, to the best of its knowledge ICR has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ICR , or except to the extent that noncompliance would not result in the occurrence of any material liability for ICR .

Section 1.10

Approval of Agreement.  ICR and all of the Members  have authorized the execution and delivery of this Agreement  and have approved this Agreement and the transactions contemplated hereby..

Section 1.11

Material Transactions or Affiliations.  Set forth in the ICR  Schedules is a description of every contract, agreement, or arrangement between ICR  and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by ICR  to own beneficially, 5% or more of the issued and outstanding membership units of ICR  and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof.  Except as disclosed in the ICR  Schedules or otherwise disclosed herein, no officer, director, or 5% unit holder of ICR  has, or has had since inception of ICR, any known interest, direct or indirect, in any transaction with ICR  which was material to the business of ICR.  There are no commitments by ICR, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 1.12

ICR Schedules.  ICR  has delivered to NJMC the following schedules, which are collectively referred to as the "ICR  Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all hereby certified by the  Members of ICR  as complete, true, and correct as of the date of this Agreement in all material respects:

(a)

A schedule containing complete and correct copies of the certificate of organization, of ICR in effect as of the date of this Agreement;

(b)

Schedule containing unaudited financial statements since the inception of ICR.

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Section 1.13

Payroll Taxes and Corporate Taxes.  All of the payroll taxes and corporate taxes owed by ICR up to the date of Closing will remain the responsibility of ICR or the Members.

Section 1.14

Valid Obligation.  This Agreement and all agreements and other documents executed by the Members   in connection herewith constitute the valid and binding obligation of the Members , enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NJMC

As an inducement to, and to obtain the reliance of the Members , except as set forth in the NJMC Schedules (as hereinafter defined), NJMC represents and warrants as follows:

Section 2.01

Organization.  NJMC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the NJMC Schedules are complete and correct copies of the Articles of Incorporation, Amendments and Bylaws as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of NJMC Articles of Incorporation or Bylaws.   NJMC has taken all action required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement, and NJMC has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, or otherwise to consummate the transactions herein contemplated.

Section 2.02

Capitalization.  NJMC’s authorized capitalization consists of 200,000,000 shares of common stock, no par value of which 73,560,148 shares are currently outstanding and

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1,000,000 shares of Preferred stock, no par value.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03

Filings; Financial Statements.

(a)

NJMC will provide unaudited financial statements to the Members within 90 days of closing.

(b)

NJMC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c)

NJMC has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts that, in the aggregate, are immaterial.

(d)

The books and records, financial and otherwise, of NJMC are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)

All of NJMC assets will be reflected on its financial statements, and, except as set forth in the NJMC Schedules or the financial statements of NJMC or the notes thereto, NJMC will have no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.04

Filings: Books and Records.  The books and records, financial and otherwise, of NJMC are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.05

Environmental Liability.   NJMC has not received notice from any governmental agency pertaining to the violation of any law or regulation of toxic hazardous substances or dangerous wastes and affecting any of its Property, and NJMC has no knowledge of any facts which might be a basis for any such notice. To NJMC'S knowledge, it has not caused or permitted any Property to be used as a site for the generation, manufacture, refining, transportation, treatment, storage, handling, disposing, transfer, producing or processing of

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hazardous substances, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state, and local laws or regulations, and has not caused or permitted and has no knowledge of the release of any hazardous substances on or off-site of the Property.

Section 2.06

Options or Warrants.  There are existing options, warrants, calls, or commitments relating to the authorized and unissued stock of NJMC.

Section 2.07

Absence of Certain Changes or Events.  Except as disclosed in the NJMC Schedules, or otherwise disclosed in writing to ICR, since October 21, 2013:

(a)

there has not been (i) any material adverse change in the business, operations, properties, assets or condition of NJMC or (ii) any damage, destruction or loss to NJMC(whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of NJMC;

(b)

NJMC has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of NJMC; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)

NJMC has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent NJMC balance sheet and current liabilities

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incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of NJMC; or (v) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)

To the best knowledge of NJMC, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of NJMC.

Section 2.08

Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge NJMC after reasonable investigation, threatened by or against NJMC or affecting  NJMC or  its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in NJMC Schedules.  NJMC has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance that after reasonable investigation would result in the discovery of such default.

Section 2.9

Material Contract Defaults.  NJMC is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of NJMC and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which NJMC has not taken adequate steps to prevent such a default from occurring.

Section 2.10

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to

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which NJMC is a party or to which any of its assets or operations are subject.

Section 2.11

Governmental Authorizations.  NJMC has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by NJMC of this Agreement and the consummation by NJMC of the transactions contemplated hereby.

Section 2.12

Compliance With Laws and Regulations.  To the best of its knowledge, NJMC has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of NJMC or except to the extent that noncompliance would not result in the occurrence of any material liability.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.13

Material Transactions or Affiliations.  Except as disclosed herein and in NJMC's  filed Securities and Exchange Commission reports, there exists no contract, agreement or arrangement between NJMC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by NJMC to own beneficially, 5% or more of the issued and outstanding common stock of NJMC and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% shareholder of NJMC has, or has had since inception of NJMC, any known interest, direct or indirect, in any such transaction with NJMC which was material to the business of NJMC.  NJMC has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14

Approval of Agreement.  The board of directors of NJMC have authorized the execution and delivery of this Agreement and have approved this Agreement and the transactions contemplated hereby.

Section 2.15

NJMC Schedules.  NJMC has delivered to NJMC the following schedules, which are collectively referred to as the "NJMC Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer

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of NJMC to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a)

a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of NJMC as in effect as of the date of this Agreement;

(b)

a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the NJMC Schedules by Sections 2.01 through 2.14.

NJMC will cause the NJMC Schedules and the instruments and data delivered to ICR hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.16

Valid Obligation.  This Agreement and all agreements and other documents executed by NJMC in connection herewith constitute the valid and binding obligation of NJMC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

PLAN OF EXCHANGE AND REORGANIZATION

Section 3.01

The Exchange.

(a)

Exchange of Common Stock.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), each Member the "Exchanging Unit Holders"), will assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of percentage membership units of ICR set forth herein,  in the aggregate constituting 100% of the issued and outstanding membership units of ICR;  the objective of such Exchange being the acquisition by NJMC  of 100% of the issued and outstanding membership units of ICR.

 In exchange for the transfer of such securities by the ICR Unit Holders, ICR Unit Holders will be issued 5,000,000 shares (the "Shares") at the closing. At the Closing, each ICR

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Unit Holder will, on surrender of his certificate or documentation representing such ICR membership units to NJMC, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Shares, corresponding to that Member’s proportionate interest in ICR.

Upon consummation of the transactions contemplated herein all of the membership units of ICR will be owned by NJMC.

Section 3.02

Closing.  The closing ("Closing") of the transactions contemplated by this Agreement will take place on December 31, 2013, or on other such time as the Parties agree.

Section 3.03

Closing Events.  At the Closing, NJMC and each of the Exchanging Unit Holders will execute, acknowledge, and deliver (or will ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  This Agreement will become effective as of Closing on, or about December 31, 2013.

Section 3.4

Termination.

(a)

This Agreement may be terminated by either the board of directors of NJMC or by the Members at any time prior to the Closing if:

(i)

there will be any actual or threatened action or proceeding before any court or any governmental body which will seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)

any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be

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unduly burdensome, making it inadvisable to proceed with the Exchange.

Section 3.5

Due Diligence Review Period.   Prior to closing, each Party will be entitled to conduct its own "due diligence" investigation and review of the other Parties business.  The Parties will complete their reviews on, or before December 31, 2013.

In the event of termination pursuant to this paragraph (a) of Section 3.04, no obligation, right or liability will arise hereunder, and each party will bear its own costs and expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01

Access to Properties and Records.  Each of the Parties will each afford to the officers and authorized representatives of the other Parties full access to their properties, books and records, in order that each may have a full opportunity to make such reasonable investigation as they will desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information reasonably requested.

Section 4.02

Delivery of Books and Records.  At the Closing, ICR will deliver to NJMC, the copies of the corporate minute books, books of account, contracts, records, and all other books or documents of ICR now in the possession of ICR or its officers and directors.

Section 4.03

Third Party Consents and Certificates.  All Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04

Indemnification.

(a)

The Members  hereby agree to indemnify NJMC  and each of the officers, agents and directors of NJMC  as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or

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misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph will survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b)

NJMC  hereby agrees to indemnify the Members  and each of the officers and  agents  of ICR as of the date following the execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating,  preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph will survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ICR

The obligations of the Members of ICR under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 5.01

Accuracy of Representations and Performance of Covenants.  The representations and warranties made by ICR in this Agreement were true when made and will be true at the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement).  ICR will have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ICR prior to or at the Closing.

Section 5.02

Manager's Certification.  Upon the Closing Date the Members  of ICR will certify to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of ICR or its Members is threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the ICR Schedules, by or against ICR, which might result in any material adverse change in any of the assets, properties, business, or operations of ICR.

Section 5.03

No Material Adverse Change.  Prior to the Closing, there will not have occurred any change in the financial condition, business, or operations of ICR  nor will any event have occurred which, with the lapse of time or the giving of notice, is determined to be

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unacceptable using the criteria set forth in Section 2.07.

Section 5.04

Approval by Unit Holders.  The Exchange will have been approved, and units delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding membership units of ICR.

Section 5.05

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order will have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06

Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of ICR  after the Closing on the basis as presently operated will have been obtained.

Section 5.07

Other Items.

(a)

NJMC  will have received a list of ICR  Unit Holders containing the name, address, and number of units held by each ICR Unit Holder as of the date of Closing, certified by the Members of  ICR  as being true, complete and accurate; and

(b)

NJMC will have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby it may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF NJMC

The obligations of NJMC under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 6.01

Accuracy of Representations and Performance of Covenants.  The representations and warranties made by NJMC in this Agreement were true when made and will be true as of the Closing (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing.  Additionally, NJMC will have performed and complied with all covenants and conditions required by this Agreement to be performed or complied will have approved the Exchange and

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the related transactions described herein. NJMC will have been furnished with certificates, signed by duly authorized executive officers of NJMC and dated the Closing, to the foregoing effect.

Section 6.02

Officer's Certificate.  Upon the Closing Date the Chief Executive Officer will certify to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of NJMC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the NJMC Schedules, by or against NJMC, which might result in any material adverse change in any of the assets, properties or operations of NJMC.

Section 6.03

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order will have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04

Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of each party after the Closing on the basis as presently operated will have been obtained.

Section 6.05

Other Items.  ICR will have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as ICR may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.01

Brokers.   The Parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  The Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02

Governing Law.  This Agreement will be governed by, enforced, and

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construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Idaho without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement will be brought exclusively in the federal courts of the United States, State of Idaho, County of Kootenai.

Section 7.03

Notices.  Any notice or other communications required or permitted hereunder will  be in writing and will be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to NJMC:

New Jersey Mining Company

Del Steiner, CEO

201 N. 3rd Street

Coeur d’Alene, ID 83814

With copies to:

Tyler B. Wilson, Esq.

18610 E. 32nd Avenue

Greenacres, WA 99016

If to ICR:

Idaho Champion Resources, LLC

201 N. 3rd Street

Coeur d’Alene, ID 83814

With copies to:

Ron T. Blewett, Esq.

Bollinger Financial Center, Ste. C

301 “D” Street

P.O. Box 1990

Lewiston, ID 83501

or such other addresses as will be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication will be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

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Section 7.04

Attorney's Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party will be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05

Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and will not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party will return to the other party all documents and other materials obtained by it or on its behalf and will destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06

Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.07

Third Party Beneficiaries.  This contract is strictly between  NJMC and  ICR, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity will be deemed to be a third party beneficiary of this Agreement.

Section 7.08

Expenses.  Whether or not the Exchange is consummated, each Party hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.9

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

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Section 7.10

Survival; Termination.  The representations, warranties, and covenants of the respective parties will survive the Closing and the consummation of the transactions herein contemplated for a period of two years with the exception of Section 2.05 which will survive indefinitely.

Section 7.11

Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will be but a single instrument.

Section 7.12

Amendment or Waiver.  Every right and remedy provided herein will be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other will be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.13

Best Efforts.  Subject to the terms and conditions herein provided, each party will use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby will be consummated as soon as practicable.  Each party also agrees that it will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.14

Severability.

If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party.  In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

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IN WITNESS WHEREOF, the corporate Parties hereto have caused this Agreement to be executed by their respective officers or managers, hereunto duly authorized, as of the date first-above written.

NEW JERSEY MINING COMPANY

BY:

/s/ Delbert Steiner

       Delbert Steiner, Chief Executive Officer

IDAHO CHAMPION RESOURCES, LLC MEMBERSHIP UNIT HOLDERS:

  /s/  John Swallow

  /s/  Lew Walde

John Swallow, Member

Lew Walde, Member

  /s/  Martin Lanphere

 /s/  Art Glover

Martin Lanphere, Member

Art Glover, Member

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NJMC SCHEDULES

1.

Articles of Incorporation and Amendments

2.

Bylaws

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ICR SCHEDULES

1.

Certificate of Organization. The Certificate of Organization is of public record with the Idaho Secretary of State, and deemed to be attached here.

2.

Material Agreements: The following Agreements have been previously exchanged, and are deemed to be attached here.

a.

A lease dated May 3rd, 2013 by and between ICR and Jim Rupp and Rachael Rupp.

b.

 A memorandum of understanding dated November 18, 2013, by and between IRC and Garold L. Haskin Testamentary Trust.

c.

An Agreement dated September 4, 2013 by and between ICR and Darrel E. and Shirley Cox.

3.

Membership Unit Holder List with percentage ownership. As provided in contract section 1.02 above, incorporated here by reference.

4.

Corporate Records/book. The Certificate of Organization is of public record as indicated above. No Operating Agreement exists. Membership interests are in the proportion specified here.

5.

Financial Statements (since inception). Financial Statements have been separately exchanged, and are deemed incorporated here.

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